Exhibit 99.6

Item 8.	Financial Statements and Supplementary Data

Our consolidated financial statements appear on pages 55 through 94 in this report and are incorporated herein by reference. See Index to consolidated financial statements on page 54. On April 12, 2006, we effected a 1-for-25 reverse stock split of our issued and outstanding common stock. All common share amounts (and per share amounts) in the accompanying financial statements have been adjusted to reflect the 1-for-25 reverse stock split. In the accompanying consolidated balance sheets, we have adjusted our stockholders’ equity accounts by reducing our stated capital and increasing our additional paid-in capital by approximately $8,000 as of December 31, 2005 and approximately $20,574,000 as of December 31, 2004, to reflect the reduction in outstanding shares as a result of the reverse stock split. In the accompanying consolidated statements of stockholders’ equity, we have adjusted the share amounts and the balances of our stated capital and additional paid-in capital for all periods presented as a result of the reverse stock split.